Exhibit 10.02

MACROVISION CORPORATION

2000 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

Macrovision Corporation, (the “Company”) hereby grants you, «First» «Middle» «Last» (the “Participant”), a Restricted Stock Award under the 2000 Equity Incentive Plan (the “Plan”). The date of this Notice of Restricted Stock Award (“Notice”) is                 , 200  . Subject to the provisions of this Notice, the Restricted Stock Award Agreement (the “Agreement”) and of the Plan, the features of this Restricted Stock Award are as follows:

Number of Shares:

Vesting Commencement Date:

Vesting of Restricted Stock Award: The Restricted Stock Award will vest according to the following schedule:

Twenty-five percent (25%) of the Restricted Stock Award shall vest on each anniversary of the Vesting Commencement Date, subject to you continuing to be a full-time employee of the Company or one its Subsidiaries through the applicable vesting date.

Unless otherwise defined herein or in the Agreement, capitalized terms herein or in the Agreement will have the defined meanings ascribed to them in the Plan.

Your signature below indicates your agreement and understanding that this Restricted Stock Award is subject to all of the terms and conditions contained in this Notice, the Agreement, and the Plan.

PARTICIPANT:	MACROVISION CORPORATION

Signature	By

Print Name	Title

Dated:

MACROVISION CORPORATION

2000 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE NOTICE, THE RESTRICTED STOCK AWARD IS SUBJECT TO AND MAY BE EXECUTED ONLY IN ACCORDANCE WITH THE PLAN. ONLY CERTAIN PROVISIONS OF THE PLAN ARE SUMMARIZED IN THIS AGREEMENT. THE TERMS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS IN THIS AGREEMENT AND THE PLAN, THE PROVISIONS IN THE PLAN SHALL GOVERN.

1. Grant of Restricted Stock Award. The Company hereby grants to you a Restricted Stock Award for that number of shares of Stock set forth in the Notice. When the shares of Stock subject to this Restricted Stock Award are paid to you, par value for each share of Stock will be deemed paid by services rendered to the Company by you.

2. Non-transferability of Restricted Stock Award and Shares. The Restricted Stock Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer. You shall not sell, transfer, assign, pledge or otherwise encumber the shares subject to the Restricted Stock Award until all vesting requirements have been met.

3. Shareholder Rights. Except as provided in Section 2, you shall have all of the rights of a stockholder of the Company, including the right to vote the shares and receive dividends and other distributions provided that distributions in the form of Stock shall be subject to the same restrictions as the underlying restricted stock.

4. Vesting and Earning of Restricted Stock Award.

(a) If you continue to serve the Company as an employee, officer, or director (such service is described herein as maintaining or being involved in a “Service Relationship” with the Company), then the Restricted Stock Award shall vest in accordance with the Notice.

(b) The foregoing notwithstanding, in the event that you maintain a Service Relationship with the Company at the time a change in control as defined herein occurs, the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (a) assume the outstanding Restricted Stock Awards or make a substitution on an equitable basis of appropriate Stock of the Company or of the merged, consolidated, or otherwise reorganized corporation which will be issuable in respect to the shares of Stock, or (b) provide that the Restricted Stock Award shall become immediately vested with respect to all the shares of Stock. For purposes of this Restricted Stock Agreement a “change in control” shall mean: (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is the not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the

Company or their relative stock holdings and the Awards are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants); (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company; (iv) the sale of substantially all of the assets of the Company; or (v) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code of 1986, as amended, wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company).

(c) The Committee has sole authority to determine whether and to what degree the Restricted Stock Award has vested and been earned and is payable and to interpret the terms and conditions of this Restricted Stock Agreement and the Plan.

5. Termination of Employment. In the event that your Service Relationship with the Company is terminated for any reason, other than death or Disability as set forth in Section 6, and you have not yet earned all or part of the Restricted Stock Award pursuant to Section 4, then the Restricted Stock Award, to the extent not earned as of your termination date, shall be forfeited immediately upon such termination, and you shall have no further rights with respect to the Restricted Stock Award or the shares of Stock underlying that portion of the Restricted Stock Award that have not yet been earned and vested. You expressly acknowledge and agree that the termination of your Service Relationship with the Company shall result in forfeiture of the Restricted Stock Award and the shares of Stock to the extent the Restricted Stock Award has not been earned and vested as of the date of his termination of service or employment.

6. Death or Permanent Disability. If your Service Relationship with the Company is terminated due to death or Disability before the first anniversary of the Vesting Commencement Date, the entire Restricted Stock Award is forfeited. If your employment with the Company is terminated due to death or Disability after the first anniversary of the Vesting Commencement Date, a pro-rata portion of the Restricted Stock Award shares, to the extent that the Restricted Stock Award shares are partially vested on the termination date, will be converted into shares of Stock and issued to you or your legal representatives, beneficiaries, or heirs, as the case may be. In determining the pro-rata portion of the Restricted Stock Award shares that are vested on the termination date, the Committee will consider the number of months worked by you during the 12-calendar month period immediately preceding the next anniversary of the Vesting Commencement Date under the following formula:

Number of shares of Stock scheduled to vest on the next anniversary of the Vesting Commencement Date	multiplied by	[Number of calendar months worked by you during the 12-month period immediately prior to the next anniversary of the Vesting Commencement Date] divided by 12

You will be deemed to have worked a calendar month if you have worked any portion of that month. The Committee’s determination of vested shares of Stock shall be in whole shares of Stock only and shall be binding on you.

7. Settlement of Restricted Stock Award. The Company shall not be obligated to deliver any shares of Stock hereunder for such period as may be required by it in order to comply with applicable federal or state statutes, laws and regulations.

8. No Acquired Rights. You agree and acknowledge that:

(a) the Plan is discretionary in nature and that the Company can amend, cancel, or terminate it at any time;

(b) the grant of this Restricted Stock Award under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Restricted Stock Awards or benefits in lieu of any Restricted Stock Awards, even if Restricted Stock Awards have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law;

(c) the value of this Restricted Stock Award is an extraordinary item of compensation which is outside the scope of your employment contract, if any;

(d) this Restricted Stock Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or similar payments;

(e) this Restricted Stock Award shall expire upon termination of your Service Relationship with the Company for any reason except as may otherwise be explicitly provided in the Plan and this Restricted Stock Agreement;

(f) the future value of the shares of Stock awarded under the Plan is unknown and cannot be predicted with certainty;

(g) no claim or entitlement to compensation or damages arises from the termination of this Restricted Stock Award or diminution in value of this Restricted Stock Award or shares of Stock purchased under the Plan and you irrevocably release the Company from any such claim; and

(h) your participation in the Plan shall not create a right to further employment with the Company and shall not interfere with the ability of the Company to terminate your employment relationship at any time, with or without cause.

9. Escrow.

(a) Until the shares have vested, the Company’s Secretary or such other escrow holder as the Company may appoint, shall retain custody of the stock certificates or book-entry shares representing the shares of Stock subject to the Restricted Stock Award.

(b) You agree that simultaneously with your execution of the Agreement, you will execute stock powers in favor of the Company with respect to the shares of Stock granted hereunder in the form attached hereto and that you will promptly deliver such stock powers to the Company.

(c) When shares of Stock vest and the Company delivers to you certificates for shares of Stock, the Company also will return to you the stock powers related to such shares held by the Company.

10. Tax Withholding.

(a) The Company will assess its withholding requirements regarding your income, social security, medicare and other applicable taxes (“Tax Items”) in connection with the Restricted Stock Award. These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s actions in this regard, you acknowledge and agree that the ultimate liability for Tax Items is your responsibility. You acknowledge and agree that the Company and/or your employer:

(i) make no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Restricted Stock Award, including the subsequent sale of shares of Stock acquired under the Plan; and

(ii) do not commit to structure the terms of the Restricted Stock Award or any aspect of the Restricted Stock Award to reduce or eliminate your liability for Tax Items.

(b) Prior to the settlement of the Restricted Stock Award, you must pay or make adequate provisions for the withholding of Tax Items. Notwithstanding any contrary provision of this Agreement, no certificate representing the shares of Stock will be issued to you, unless and until satisfactory arrangements (as determined by the Company) have been made by you for the withholding of Tax Items relating to such shares.

(c) At least ten (10) days in advance of a date on which shares of Stock are scheduled to vest, you shall either (i) deliver to the Company, or to a broker-dealer member of the National Association of Securities Dealers, Inc. designated by the Company, cash payment in an amount equal to the minimum withholding obligation for Tax Items or (ii) provide irrevocable written instructions to a broker-dealer member of the National Association of Securities Dealers, Inc. designated by the Company to collect the Tax Items by selling such number of your shares as will generate net proceeds in an amount equal to or in excess of the minimum withholding obligation for Tax Items and to remit proceeds in an amount equal to the minimum withholding obligation for Tax Items directly to the Company to pay for the Tax Items. Thereafter, any balance of any net proceeds from sale of such shares in excess of the amount needed to pay Tax Items and a certificate for any balance of the shares of Stock then vesting will be delivered to you.

(d) If you have not paid or otherwise provided for the withholding of Tax Items pursuant to Subsection 10(c) at least ten (10) days in advance of a date on which shares of Stock are scheduled to vest, then you authorize the Company (but the Company is not required) to collect the minimum withholding obligation for Tax Items by withholding from any other compensation due or becoming due to you from the Company or by withholding from the delivery of the shares of Stock a whole number of shares with a value equal to or in excess of (but not more than the Fair Market Value of one share of Stock on the vesting date in excess of) the minimum withholding obligation for Tax Items.

11. Code Section 83(b) Election. You agree to notify the Company immediately in writing in the event that you make an election under Section 83(b) of the Code (or any successor provision) or under any corresponding provision of state or local tax law with respect to the Restricted Stock Award. Upon making any such election, you agree to pay or make adequate provisions for the withholding of Tax Items resulting from of such election. Such withholding may be deducted from any compensation due you from the Company.

12. Administration. The authority to construe and interpret this Restricted Stock Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Committee (as such term is defined in the Plan), and the Committee shall have all powers with respect to this Restricted Stock Agreement as are provided in the Plan. Any interpretation of the Restricted Stock Agreement by the Committee and any decision made by it with respect to the Restricted Stock Agreement is final and binding.

13. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Stock of the Company by reason of stock dividends, recapitalization, mergers, consolidations, split-up, combinations or exchanges of shares and the like, the aggregate number or class of shares subject to this Restricted Stock Award immediately prior to such event shall be appropriately adjusted by the Board in accordance with the terms of the Plan, and such adjustment shall be conclusive.

14. Superseding Agreement; Binding Effect. This Restricted Stock Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Restricted Stock Award or any related rights, and you hereby waive any rights or claims related to any such statements, representations or agreements. This Restricted Stock Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

15. Governing Law. Except as otherwise provided in the Plan or herein, this Restricted Stock Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the conflict of laws provisions of any state.

16. Amendment and Termination; Waiver. Subject to the terms of the Plan, this Restricted Stock Agreement may be modified or amended only by the written agreement of the parties hereto. The waiver by the Company of a breach of any provision of the Restricted Stock Agreement by you shall not operate or be construed as a waiver of any subsequent breach by you.

17. Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Restricted Stock Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Committee. Notices shall be directed, if to you, at your address indicated by the Company’s records, or if to the Company, at the Company’s principal office, attention Secretary.

18. Severability. The provisions of this Restricted Stock Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19. Counterparts; Further Instruments. This Restricted Stock Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Restricted Stock Agreement.